10.4	Employment Agreement of Kevin Donovan dated February 22, 2012

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of February 22, 2012 (“Effective Date”) and is made by and between WePower Ecolutions, Inc., a Delaware corporation, (the “Company”) and Kevin B. Donovan (the “Executive”). The Company is a wholly-owned subsidiary of Premier Holding Corp., a Nevada corporation.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and obligations hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.                  Employment and Term. The Company agrees to employ the Executive, and the Executive hereby accepts employment by the Company, for the period commencing on the Effective Date and ending one year thereafter or the date on which Executive’s employment is otherwise terminated in accordance with this Agreement (the “Term of Employment”).

2.                  Position and Duties.

(a) During the Term of Employment, the Executive shall serve as the Chief Executive Officer (CEO) of the Company. Executive will report to the Chairman of the Board and the Company’s Board of Directors. The Executive’s primary responsibilities will be the general supervision, direction and control of the operations, business affairs and personnel of the Company including but not limited to all contracts and administration, marketing, public relations investor relations, revenue generating business functions including sales, strategic business partnerships, joint ventures and financing and capital structures of business interests. In discharging such responsibilities, Executive shall have the powers and duties of management usually vested in the CEO of a corporation. In such capacity, the Executive, shall carry out and implement reasonably promptly and effectively the management decisions of the Company’s Board, and shall report directly and only to the Board.

(b) Executive shall travel periodically as reasonably required in connection with the performance of the Executive’s duties hereunder throughout the United States, North America, the People's Republic of China and any other areas in the world as needed to properly conduct the business affairs of the Company.

3. Compensation and Benefits. As full and complete compensation to the Executive the Company shall pay the Executive commencing on the Effective Date the following salary and other compensation and benefits:

(a) Base Salary. An annual base salary of $120,000 starting on the Effective Date of this Agreement.

(b) Expense Reimbursement. Reimbursement will be made for all reasonable expenses paid or incurred by the Executive in connection with the performance of the Executive’s services and duties hereunder.

(c) Vacation. The right to paid vacation time of one (1) week per six (6) months of employment.

4. Termination.

(a) Termination for Cause. The Company may terminate the Executive’s employment hereunder for Cause upon a majority vote of the Board, excluding the vote of the Executive if the Executive should be a member of the Board. For purposes of this Agreement, the Company shall have “Cause” to terminate the Executive’s employment upon a final conviction of, or the entry of a guilty plea for, the commission of fraud, misappropriation or embezzlement.

5. D&O Insurance Policy. The Company shall secure a reasonably suitable Director's and Officer's Insurance Policy within the first 30 days from the Effective Date of this Agreement. The Executive shall be fully covered and named as an additional insured in said policy.

6. Non-Competition.

(a)   Executive shall not, either on the Executive’s own behalf or on behalf of any third party, directly or indirectly:

(1)   Attempt in any manner to solicit from a current client or customer of the Company at the time of the Executive’s termination, business of the type performed by the Company or to persuade any client of the Company to cease to do business or change the nature of the business or to reduce the amount of business which any such client has customarily done or actively contemplates doing with the Company; or

(2)   Recruit, solicit or induce, or attempt to induce, any person or entity which, at any time, was an employee of the Company or its affiliates, to terminate such employee’s employment with, or otherwise cease such employee’s relationship with the Company or its affiliates. As used in this Agreement, an affiliate of the Company is any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company.

7. Confidentiality

(a) The Executive shall not at any time during the Term of Employment or after the expiration of the Term of Employment or the earlier termination of the employment of Executive hereunder, with or without Cause, directly or indirectly disclose or use any Confidential Information, except when Executive is required to disclose or use such Confidential Information (i) in the proper course of the Executive’s employment hereunder for the benefit of Company or any of its affiliates, or (ii) pursuant to any law, court order or similar process or proceeding. Where there is a doubt if certain information is confidential, it will be treated as confidential. Confidential Information does not include information which either is otherwise in the public domain or generally known to persons engaged in business similar to that of Company.

(b) Executive further acknowledges and agrees that any and all inventions, products, components, processes, designs, technologies and the like, whether or not patentable, copyrightable, subject to trademark or trade name protection or subject to any other legal protection, which relate directly or indirectly to the work of Executive for Company or which were developed by the Executive through the use of Confidential Information or material use of equipment, supplies or facilities of the Company shall be the exclusive property of Company and will be treated as Confidential Information.

8. Work for Hire. Executive acknowledges and agrees that any copyrightable works prepared by the Executive within the scope of the Executive’s employment are “works for hire” under the Copyright Act.

9. Indemnification. Within fifteen (15) business days after the Effective Date of this Agreement and upon Commencement, Company and Executive shall enter into an indemnification agreement similar to agreements currently in effect between Company and any of its officers or directors.

10. Representations and Warranties by Executive. The Executive hereby represents and warrants to the Company that the Executive has not been and is not a party to, nor is the Executive otherwise bound by, any agreement, arrangement or understanding of any kind with any person or entity and that the Executive has no obligations or commitments to any person or entity which in any way may limit or restrict the Executive’s performance of services under this Agreement or which may otherwise conflict with this Agreement.

11. Waiver. The waiver by the Company of a breach of any provision of this Agreement by the Executive shall not operate or be construed as a waiver of any subsequent breach by the Executive. The waiver by the Executive of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

12. Governing Law. This Agreement shall be subject to, and governed by, the laws of the state of California, applicable to agreements made and to be performed entirely therein, without regard to the principles and policies of conflicts of laws of such state.

13. Severability. If any provision or any part thereof of this Agreement, as applied to either party or to any circumstances, shall be adjudged by a court of competent jurisdiction to be invalid or unenforceable, the same shall in no way affect any other provision or remaining part thereof of this Agreement, which shall be given full effect without regard to the invalid or unenforceable provision or part thereof, or the validity or enforceability of this Agreement.

14. Notices. All notices to the Company or the Executive permitted or required hereunder shall be in writing, shall refer to this Agreement and shall be delivered personally or by courier service providing for next-day delivery or sent by registered or certified mail, return receipt requested, to the following addresses:

If to the Company: WePower Ecolutions Inc.

Attn: Nancy Nguyen

32  Journey, #250

Aliso Viejo, CA 92656

949.690.3489 Direct

800.291.7239 Fax

If to the Executive: Kevin B. Donovan
PO Box 10206
Beverly Hills, CA 90213
United States of America
m. (858) 922-7108
kbdonovan@gmail.com

15. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

17. Arbitration. Resolution of any and all disputes arising under this Agreement shall be submitted to arbitration, which arbitration shall be final, conclusive and binding upon the parties, their successors and assigns. The arbitration shall be conducted before a retired judge at JAMS in Orange County, CA. The arbitration shall be conducted pursuant to the then applicable commercial arbitration rules and procedures set forth by JAMS, with joint rights of discovery and such other procedures as the parties subject to such arbitration may mutually agree. The award shall be in writing and shall specify the factual and legal basis for the award. The arbitrator shall apportion all costs and expenses of arbitration, including the arbitrator’s fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing party. Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

18. Attorney’s Fees and Expenses. If any legal action, arbitration or other proceeding is brought for the enforcement of or to declare rights or obligations under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party will be entitled to recover reasonable attorneys’ fees and any other costs incurred in any such action, arbitration or proceeding, in addition to any other relief to which that party may be entitled. All costs and expenses incurred by either of the parties in connection with this Agreement and any transactions contemplated hereby shall be paid by that party.

19. Interpretation. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted, or in favor of the party receiving a particular benefit under the Agreement. No rule or strict construction will be applied against any person.

20. Entire Agreement. This Agreement is the final written expression, and the complete and exclusive statement, of all of the agreements, conditions, promises and covenants among the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous agreements, negotiations, representations, understandings and discussions between the parties hereto and/or their respective counsel with respect to the subject matter covered hereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of February 22, 2012.

“Company” WePOWER ECOLUTIONS INC. By: /s/ Nancy Nguyen Name: Nancy Nguyen Title: Authorized Agent	“Executive” KEVIN B. DONOVAN An Individual By: /s/ Kevin B. Donovan Name: Kevin B. Donovan